SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2014

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 24, 2014, we announced that the ex-dividend date for holders of Chess Depositary Instruments trading on the Australian Securities Exchange will be May 16, 2014. This amends the ex-dividend date of May 14, 2014 that was included in our April 23, 2014 announcement.

Accordingly, the quarterly dividend of $0.25 per share will have a record date of May 20, 2014, and be payable on June 17, 2014. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 16, 2014 for both CDI holders and for common stock holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from May 14, 2014 through May 20, 2014, inclusive.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibits:	Description of Document
99.1	Press Release dated April 24, 2014

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: April 28, 2014	RESMED INC. (registrant)

By: /s/ Brett Sandercock
Name: Brett Sandercock
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated April 24, 2014